        As filed with the Securities and Exchange Commission on November 4, 1997
                                                  Registration No. 333- ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   __________
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           The Securities Act of 1933

                                 _____________
                            SYQUEST TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction                                          94-2793941
of incorporation or organization)              (IRS Employer Identification No.)

                             47071 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA  94538

              (Address of principal executive offices) (Zip Code)

                                 _____________
                            SYQUEST TECHNOLOGY, INC.
                           1997 STOCK INCENTIVE PLAN
                       1997 EMPLOYEE STOCK INCENTIVE PLAN
                           (Full title of the Plans)
                                 _____________
                                EDWIN L. HARPER
                          CHIEF EXECUTIVE OFFICER AND
                                   PRESIDENT
                            SYQUEST TECHNOLOGY, INC.
               47071 BAYSIDE PARKWAY, FREMONT, CALIFORNIA  94538
                    (Name and address of agent for service)
                                 (510) 226-4000
         (Telephone number, including area code, of agent for service)
                                 _____________


                        CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                            Proposed Maximum          Proposed Maximum
                                      Amount to be         Offering Price per        Aggregate Offering     Amount of Registration
  Title of Securities to be           Registered(1)             Share(2)                  Price(2)                   Fee
 Registered
----------------------------------------------------------------------------------------------------------------------------------
1997 Stock Incentive Plan:
-------------------------
Options to purchase Common             5,114,019                    N/A                       N/A                        N/A
Stock

Common Stock, $0.0001 par              5,114,019                  $4.03            $20,609,496.57                  $6,245.29
 value

1997 Employee Stock
 Incentive Plan:
----------------

Options to purchase Common             5,000,000                    N/A                       N/A                       N/A
 Stock

Common Stock, $0.0001 par              5,000,000                  $4.03               $20,150,000                 $6,106.05
 value
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan and 1997 Employee Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of SyQuest Technology, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of SyQuest Technology, Inc. on the Nasdaq National Market on October 30, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     SyQuest Technology, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, including the amendments thereto on Form 10-K/A filed with the SEC on January 28, 1997, April 16, 1997 and July 2, 1997, respectively;

     (b) (1) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31,1996;

          (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,1997;

          (3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,1997, including the amendment thereto on Form 10-Q/A filed with the SEC on August 29, 1997;

          (4) The Registrant's reports on Form 8-K filed with the SEC on January 3, 1997, January 30, 1997, February 11, 1997, April 14, 1997, June 2, 1997, June 11, 1997, July 3, 1997, August 11, 1997
               September 18, 1997 and October 14, 1997, respectively; and

     (c) The Registrant's Registration Statement No. 0-19674 on Form 8-A filed with the SEC on November 20, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including the amendment thereto on Form 8-A/A filed with the SEC on December 17, 1991, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant has the power, pursuant to Section 102(7) of the Delaware General Corporation Law, to limit the liability of directors of the Registrant for certain breaches of fiduciary duty and, pursuant to Section 145 of the Delaware General Corporation Law, to indemnify its officers and directors and other persons for certain acts. The Registrant's Restated Certificate of Incorporation, as amended, includes the following provisions:

         The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permissible under the Delaware law as the same exists or as may hereafter be amended. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         The corporation is authorized to provide indemnification of officers, directors, employees or agents of the corporation for breach of duty to the corporation and its stockholders through By-law provisions or through agreements with such officers, directors, employees or agents, or both, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limits on such excess indemnification set forth in Section 102(b)(7)of the Delaware General Corporation Law.

     Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such position so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act").

     Article VI of the Registrant's Bylaws provides that the Registrant, by action of the Board of Directors, shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters.

     The Registrant has entered or will enter into indemnification agreements with each of its directors and certain executive officers which provide for mandatory indemnification and advancement of legal expenses as long as the individual is entitled to indemnification as determined in the manner provided in the agreement. The burden is on the Registrant to establish the individual is not so entitled.

     The Registrant has purchased and maintains an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the 1933 Act or otherwise. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

Item 7.    Exemption from Registration Claimed
           -----------------------------------
           Not Applicable.

Item 8.    Exhibits
           --------

Exhibit Number                  Exhibit
--------------                  -------

     4                          Instruments Defining Rights of Stockholders.
                                Reference is made to Registrant's Registration
                                Statement No. 0-19674 on Form 8-A, including the
                                amendment thereto on Form 8-A/A,  which is
                                incorporated herein by reference pursuant to
                                Item 3(c) of this Registration Statement.
     5                          Opinion and consent of Counsel to Registrant.


     23.1                       Consent of Ernst & Young LLP, Independent
                                Accountants
     23.2                       Consent of Counsel is contained in Exhibit 5.
     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9.  Undertakings
         ------------

     A.   The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan and 1997 Employee Stock Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on this 3rd day of November, 1997.

                                       SYQUEST TECHNOLOGY, INC.

                                       By: /s/Edwin L. Harper
                                           ------------------
                                           Edwin L. Harper
                                           Chief Executive Officer and President


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of SyQuest Technology, Inc., a Delaware corporation, do hereby constitute and appoint Edwin L. Harper and Thomas C. Tokos, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                            Date
---------                       -----                            ----

/s/ Edwin L. Harper             Chief Executive Officer,         November 3, 1997
---------------------           President and Director
Edwin L. Harper                 (Principal Executive Officer)

/s/ Bob L. Corey                 Chief Financial Officer and     November 3, 1997
---------------------            Executive Vice President of
Bob L. Corey                     Finance
                                 (Principal Financial and
                                 Accounting Officer)




Signature                       Title                            Date
---------                       -----                            ----

/s/ Edward L. Marinaro          Chairman of the Board of          November 3, 1997
-----------------------         Directors
Edward L. Marinaro

/s/ C. Richard Kramlich         Director                          November 3, 1997
----------------------
C. Richard Kramlich

                                Director                          __________, 1997
----------------------
Joseph Baia

/s/ Stanley L. Pace             Director                          November 3, 1997
----------------------
Stanley L. Pace


                                 EXHIBIT INDEX
                                 -------------


Exhibit Number                  Exhibit
-----------------------------   -------------------------------------------------

           4                    Instruments Defining Rights of Stockholders.
                                Reference is made to Registrant's Registration
                                Statement No. 0-19674 on Form 8-A, including the
                                amendment thereto on Form 8-A/A, which is
                                incorporated herein by reference pursuant to
                                Item 3(c) of this Registration Statement.
           5                    Opinion and consent of Counsel.
           23.1                 Consent of Ernst & Young LLP, Independent
                                Accountants
           23.2                 Consent of Counsel is contained in Exhibit 5.
           24                   Power of Attorney.  Reference is made to page
                                II-4 of this Registration Statement.
